Exhibit 32.2

NAVTEQ CORPORATION
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, David B. Mullen, Executive Vice President and Chief Financial Officer (principal financial officer) of NAVTEQ Corporation (the “Registrant”), certify that to the best of my knowledge, based upon a review of Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2004 of the Registrant (the “Report”):

(1)          The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David B. Mullen
Name:	David B. Mullen
Date:	March 3, 2005